UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2006

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously described in a Report on Form 8-K filed on June 29, 2006, the Company entered into a Standby Purchase Agreement dated June 28, 2006, as amended, with Tontine Capital Partners, L.P. ("Tontine"), Legg Mason Investment Trust, Inc. ("Legg Mason") and Arklow Capital, LLC ("Arklow"). The Standby Purchase Agreement sets forth the terms and conditions of a $50 million private placement of newly issued Company common stock and a standby purchase commitment for newly issued shares not purchased by shareholders in the Company's $75 million rights offering. A condition required in order to finalize the transactions contemplated in the Standby Purchase Agreement was the Company having appointed as directors two individuals nominated by Tontine, subject to such nominees being reasonably acceptable to the Company's Board. Tontine nominated, and the Board has appointed, one individual, Paul W. Jennings, as a director, effective September 18, 2006. Tontine has waived the closing condition requiring the appointment of two directors. To permit Tontine additional time to nominate a second director candidate, the Company and Tontine executed a letter agreement dated September 18, 2006, allowing Tontine to nominate a second director candidate by December 31, 2006. A copy of the letter agreement is attached hereto as Exhibit 99.1.

In addition, a registration rights agreement dated September 18, 2006, was entered among the Company, Tontine, Legg Mason and Arklow, a copy of which is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

On September 18, 2006, the Company completed a $50 million private placement of 14,285,714 shares of newly issued Company common stock to Tontine and Legg Mason. Additionally, pursuant to their standby commitment to the Company's $75 million rights offering, Tontine, Legg Mason and Arklow purchased in a private placement an aggregate of 10,499,841 shares of the Company's common stock for aggregate consideration of $36,749,443.50. Such private placements are exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 18, 2006, the Company's Board appointed Paul W. Jennings as a director. Mr. Jennings was nominated by Tontine, one of the Company's shareholders, under the Standby Purchase Agreement as described above.

Mr. Jennings, 49, is President and Chief Executive Officer of Innospec Inc. (NASDAQ:IOSP), an international specialty chemicals company with 1,000 employees in 23 countries that is headquartered in England. Mr. Jennings has been serving as President and CEO since June 2005. From November 2002 through his appointment as CEO, Mr. Jennings served as Innospec’s Executive Vice President and Chief Financial Officer. He previously served as CFO for Griffin LLC, a joint venture between Griffin Corporation and Dupont, and from 1986 to 1999 held positions of CFO and Vice President of Finance for various divisions and regions of Courtaulds plc, working in the United States, Europe and Singapore.

It has not yet been determined to which committee Mr. Jennings will be appointed.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Registration Rights Agreement dated September 18, 2006, between Exide Technologies, Tontine Capital Partners, L.P., Tontine Partners, L.P., Tontine Overseas Associates, L.L.C., Tontine Capital Overseas Master Fund, L.P., Arklow Capital, LLC and Legg Mason Investment Trust, Inc.
Exhibit 99.1 Letter Agreement dated September 18, 2006 between Exide Technologies and Tontine Capital Partners, L.P.
Exhibit 99.2 Press Release dated September 18, 2006, Announcing Closing of Rights Offering
Exhibit 99.3 Press Release dated September 18, 2006, Announcing the Appointment of Paul W. Jennings as a Director

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

September 19, 2006	By:	Francis M. Corby, Jr.

Name: Francis M. Corby, Jr.
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Registration Rights Agreement dated September 18, 2006, between Exide Technologies, Tontine Capital Partners, L.P., Tontine Partners, L.P., Tontine Overseas Associates, L.L.C., Tontine Capital Overseas Master Fund, L.P., Arklow Capital, LLC and Legg Mason Investment Trust, Inc.
99.1	Letter Agreement dated September 18, 2006 between Exide Technologies and Tontine Capital Partners, L.P.
99.2	Press Release dated September 18, 2006 Announcing Closing of Rights Offering
99.3	Press Release dated September 18, 2006 Announcing the Appointment of Paul W. Jennings as a Director